EXHIBIT 21.1
LIST OF SUBSIDIARIES OF REGISTRANT:

         SUBSIDIARY NAME
         ---------------

         Equity One (147) Inc.
         Equity One (Alpha) Inc.
         Equity One (Atlantic Village) Inc.
         Equity One (Beauclerc) Inc.
         Equity One (Beta) Inc.
         Equity One (Commonwealth) Inc.
         Equity One (Delta) Inc.
         Equity One (El Novillo) Inc.
         Equity One (Epsilon) Inc.
         Equity One (Eustis) Inc.
         Equity One Realty and Manangement, Inc.
         Equity One (Forest Edge) Inc.
         Equity One (Forest Village) Inc.
         Florida Del Rey Holdings II, Inc.
         Equity One (Gamma) Inc.
         Gazit Meridian, Inc.
         Equity One (Lake Mary) Inc.
         Equity One (Landing) Inc.
         Equity One (Lantana) Inc.
         Equity One (Losco) Inc.
         Equity One (Mandarin) Inc.
         Equity One (Monument) Inc.
         Equity One (Oak Hill) Inc.
         Equity One (Park Promenade) Inc.
         Equity One (Pine Island) Inc.
         Equity One (Point Royale) Inc.
         Equity One (Sky Lake) Inc.
         Equity One (Summerlin) Inc.
         Equity One (Walden Woods) Inc.
         Equity One (West Lakes) Inc.
         Equity One Properties, Inc.